Exhibit 99.3

QVC Commences Tender Offers for 7.125% Senior Secured Notes due 2017 and 7.50% Senior Secured Notes due 2019

WEST CHESTER, Pa. (March 4, 2013) - QVC, Inc. announced today that it has commenced cash tender offers (the “Offers”) to purchase any and all of its outstanding $500 million in aggregate principal amount of 7.125% Senior Secured Notes due 2017 (the “Any and All Notes”) and up to $250 million in aggregate principal amount (as such amount may be increased in QVC’s sole discretion, the “Dutch Tender Cap”) of its 7.50% Senior Secured Notes due 2019 (the “Dutch Auction  Notes” and together with the Any and All Notes, the “Notes”) on the terms and subject to the conditions set forth in the Offer to Purchase, dated the date hereof (as it may be amended or supplemented from time to time, the “Offer to Purchase”).  The Offer for the Any and All Notes is scheduled to expire at 5:00 p.m., New York City Time, on March 15, 2013, unless extended (such time and date, as the same may be extended, the “Any and All Expiration Date”). The Offer for the Dutch Auction Notes is scheduled to expire at 11:59 p.m., New York City Time, on April 1, 2013, unless extended (such time and date, as the same may be extended, the “Dutch Auction Expiration Date”).  Information relating to the Notes and the Offers is set forth in the table below.

Series of Notes	CUSIP Numbers	Outstanding Principal Amount	Early Tender Payment(1)	Total Consideration (Bid Price Range)(1)(2)
Any and All Notes:
7.125% Senior Secured Notes due 2017	747262AC7, U74900AB4	$500,000,000	N/A	$1,039.40
Dutch Auction Notes:
7.500% Senior Secured Notes due 2019	747262AA1, 747262AB9, U74900AA6	$1,000,000,000	$30.00	$1,105.00 – $1,120.00

(1)         Per $1,000 principal amount of Notes tendered and accepted for purchase

(2)         Includes the early tender payment, if applicable

The total consideration for each $1,000 principal amount of Any and All Notes purchased pursuant to the Offers will be $1,039.40. The total consideration payable for each $1,000 principal amount of Dutch Auction Notes will be determined based on a modified “Dutch Auction” procedure. Holders who validly tender (and do not validly withdraw) Dutch Auction Notes at or prior to 5:00 P.M., New York City time, on March 15, 2013, unless extended (the “Dutch Auction Early Tender Deadline”), will receive the applicable “Total Consideration,” including a “Dutch Auction Early Tender Payment” of $30.00 per $1,000 principal amount of Dutch Auction Notes. Holders who validly tender Dutch Auction Notes after the Dutch Auction Early Tender Deadline will not be eligible to receive the Dutch Auction Early Tender Payment. There will not be an early tender payment for the Any and All Notes.

As more fully described in the Offer to Purchase, the Total Consideration for each $1,000 principal amount of the Dutch Auction Notes validly tendered (and not validly withdrawn) at or prior to the Dutch Auction Early Tender Deadline and accepted for purchase will be equal to the sum of: (1) the “Base Price” for the Dutch Auction Notes, which is also equal to the minimum “bid price” and (2) the “Clearing Premium”, which will be determined pursuant to a modified “Dutch Auction” by consideration of the “bid price” specified by each holder that tenders Dutch Auction Notes pursuant to the Offers. The bid price for tendered Dutch Auction Notes represents the minimum consideration a holder is willing to receive for those Dutch Auction Notes and must fall within the acceptable bid price range specified in the table above and be in increments of $1.25.

The Tender Offer Consideration for each $1,000 principal amount of the Dutch Auction Notes validly tendered (and not validly withdrawn) after the Dutch Auction Early Tender Deadline and at or prior to the Dutch Auction Expiration Date and accepted for purchase will consist of the Total Consideration for the Dutch Auction Notes less the Dutch Auction Early Tender Payment.

As more fully described in the Offer to Purchase, the Clearing Premium for the Offer for the Dutch Auction Notes will be the lowest single bid premium (the amount by which bid price exceeds the Base Price) at which QVC will be able to purchase Dutch Auction Notes in an aggregate principal amount equal to the Dutch Tender Cap. If the aggregate amount of Dutch Auction Notes validly tendered (and not validly withdrawn) at or below the Clearing Premium would cause QVC to purchase more than the Dutch Tender Cap for the Offer for the Dutch Auction Notes, then holders of Dutch Auction Notes tendered at the Clearing Premium will be subject to proration as described in the Offer to Purchase.

In addition, QVC will pay accrued and unpaid interest on all Notes tendered and accepted for payment in the Offers from the last interest payment date up to, but not including, the applicable settlement date.

Tendered Any and All Notes may be validly withdrawn at any time by the Any and All Expiration Date, but not thereafter unless otherwise required by applicable law.  Tendered Dutch Auction Notes may be validly withdrawn at any time prior to 5:00 P.M., New York City time, on March 15, 2013, unless extended (the “Dutch Auction Withdrawal Deadline”), but not thereafter unless otherwise required by applicable law.

QVC reserves the right, in its sole discretion, to increase the Dutch Tender Cap for the Dutch Auction Notes. If QVC increases the Dutch Tender Cap, it does not currently intend to extend the Dutch Auction Withdrawal Deadline or otherwise reinstate withdrawal rights.

The consummation of the Offers is conditioned upon, among other things, QVC having sufficient funds to pay the total consideration for validly tendered Notes from the issuance of newly issued debt of QVC. If any of the conditions are not satisfied, QVC may terminate the Offers and return tendered Notes. QVC has the right to waive any of the foregoing conditions with respect to the Notes and to consummate the Offers. In addition, QVC has the right, in its sole discretion, to terminate the Offers at any time, subject to applicable law. It is QVC’s current intention to redeem the Any and All Notes that are not tendered pursuant to the Offers.

Additional Information

QVC has retained Barclays Capital Inc., J.P.Morgan Securities LLC, Wells Fargo Securities, LLC, BNP Paribas Securities Corp., BofA Merrill Lynch and Mitsubishi UFJ Securities (USA), Inc. to act as the Dealer Managers for the Offers. Global Bondholder Services Corporation is the Information Agent and Depositary for the Offers. Questions regarding the Offers should be directed to Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect) and Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll-free) or (212) 430-3774 (for banks and brokers). This press release is for informational purposes only. This press release is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes or any other securities. The Offers are being made solely pursuant to the Offer to Purchase and related documents. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of QVC by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. None of QVC, the Dealer Managers or the Information Agent makes any recommendation as to whether holders should tender or refrain from tendering their Notes. Holders must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the completion of the Offers. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward looking statements speak only as of the date of this press release, and QVC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in QVC’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC, including the most recent Form 10-K for additional information about QVC and about the risks and uncertainties related to QVC’s business which may affect the statements made in this press release.

Contact:
Courtnee Ulrich
720-875-5420

SOURCE Liberty Interactive Corporation